Exhibit 10.2

BURGERFI INTERNATIONAL, INC.

2020 OMNIBUS EQUITY INCENTIVE PLAN

UNRESTRICTED STOCK AWARD AGREEMENT

THIS AWARD AGREEMENT (“Unrestricted Stock Award Agreement” or “Award Agreement”) is made and entered into as of the Grant Date (as defined below), by and between BurgerFi International, Inc., a Delaware corporation (the “Company”), and the Participant (the “Participant”) named below. Any capitalized term used but not explicitly defined in this Award Agreement shall have the meaning ascribed to such term in the BurgerFi International, Inc. 2020 Omnibus Equity Incentive Plan (as amended from time to time, the “Plan”), which is attached hereto as Exhibit A.

In consideration of the covenants herein set forth, the parties hereto agree as follows:

1.	Award Information.

a.	Grant Date:	January 3, 2023

b.	Participant Name:	Michael Rabinovitch

c.	Number of Shares Not Subject to Restriction Awarded: 320,000

2.

Unrestricted Stock Award. The Company hereby grants to the Participant the total number of shares not subject to Restrictions (“Unrestricted Stock”) set forth above subject to the terms and conditions of this Award Agreement and the Plan, which is incorporated herein by this reference. The shares of Unrestricted Stock shall be delivered to the Participant within three business days following the Legal Grant Date.

3.	No Restrictions. The shares of Unrestricted Stock are fully vested and are free from Restrictions (as such term is defined in the Plan).

4.

Withholding Taxes. The Company shall be entitled to deduct from compensation payable to the Participant any sums required by federal, state, or local tax law to be withheld with respect to the settlement of the Unrestricted Stock, as determined by the Company (the “Withholding Obligation”), including withholding from shares of Unrestricted Stock to be issued by the Company under this Award Agreement, a number of shares with an aggregate Fair Market Value that would satisfy the Withholding Obligation. In the alternative, the Company may require the Participant to pay the Withholding Obligation directly to the Company. If the Participant is required to pay the Withholding Obligation directly to the Company, payment in cash (via cashier’s check or such other form acceptable to the Company), or such other method as the Committee may approve, for the Withholding Obligation due shall be delivered to the Company within twenty (20) days following the Legal Grant Date. If the Participant desires to pay the Withholding Obligation directly to the Company in lieu of the Company exercising its entitlement described in the first sentence hereof, payment in cash (via cashier’s check or such other form acceptable to the Company), or such other method as the Committee may approve, for the Withholding Obligation shall be delivered to the Company within twenty (20) days following the Legal Grant Date. The Company shall have no obligation to issue the shares of Unrestricted Stock otherwise deliverable until payment of the Withholding Obligation has been received or otherwise satisfied.

5.

Participant Representation. By signing this Award Agreement, the Participant agrees to execute, upon request, any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of the Award Agreement. The Participant acknowledges and agrees that the Participant has reviewed this Award Agreement and the Plan in its entirety, had an opportunity to obtain the advice of counsel prior to executing and accepting this Award Agreement, and fully understands all provisions of the Award Agreement. The Participant acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including, without limitation, the applicable exemptive conditions of Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Unrestricted Stock are granted and may be settled, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Award Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations. The Participant hereby acknowledges receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus. The Participant further agrees not to sell any shares acquired pursuant to this Award Agreement at a time when applicable laws, regulations or the Company’s or any applicable underwriter’s trading policies prohibit such sale.

6.	Other Provisions.

(a) Additional Commitments. If applicable, the Participant agrees that he or she shall deliver to the Secretary of the Company or the Secretary’s office, or such other place as may be determined by the Committee, payment in cash (via cashier’s check or such other form acceptable to the Company), or such other method as the Committee may approve, for the Withholding Obligation, if the Participant desires to pay the Withholding Obligation in lieu of the Company exercising its entitlement in the first sentence of Section 4 hereof.

(b) Notices. Any notice to be given under the terms of this Award Agreement to the Company shall be addressed to the Company at its principal executive offices in care of the Secretary of the Company, and any notice to be given to the Participant shall be addressed to the Participant at the most recent address for the Participant shown in the Company’s records. By a notice given pursuant to this Section 8(e), either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

(c) Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

(d) Governing Law; Severability. This Award Agreement shall be administered, interpreted and enforced under the laws of the State of Florida, without regard to the conflicts of law principles thereof. Should any provision of this Award Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

(e) Conformity to Laws and Policies. This Award Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required and the Company may cancel the Award Agreement if it determines that such Unrestricted Stock awarded hereunder would not be in material compliance with such laws and regulations. The Participant acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. To the extent permitted by applicable law, the Plan and this Award Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

(f) Successors and Assigns. The Company may assign any of its rights under this Award Agreement to single or multiple assignees, and this Award Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Award Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

(Signature page follows.)

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first stated above.

BURGERFI INTERNATIONAL, INC.		PARTICIPANT

By:	/s/ Ophir Sternberg	/s/ Michael Rabinovitch
Name: Ophir Sternberg		Michael Rabinovitch
Title: Executive Chairman

EXHIBIT A

TO UNRESTRICTED STOCK AWARD AGREEMENT

BURGERFI INTERNATIONAL, INC.

2020 OMNIBUS EQUITY INCENTIVE PLAN